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                                   EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT










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                                   EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT

         The following table sets forth the subsidiary of First McMinnville Corporation at December 31, 1999. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:


                 SUBSIDIARY                   JURISDICTION OF INCORPORATION       PERCENTAGE OF VOTING SECURITIES OWNED


    The First National Bank of McMinnville              Tennessee                                  100%
